                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  November 1, 1999 to November 30, 1999
Distribution Date: December 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                      Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                        Class A/B/C Note Amount
                                                                                                    or Certificate Amount
                                                                                                ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                          (0.00)                    0.0000000
          Class A-2 Note  Amount                                                           0.00                     0.0000000
          Class A-3 Note  Amount                                                           0.00                     0.0000000
          Class A-4 Note  Amount                                                  15,374,581.50                   103.8823074
          Class A-5 Note  Amount                                                           0.00                     0.0000000
          Class A-P Note  Amount                                                   3,303,235.97                    26.4258877
          Class B  Note  Amount                                                    1,717,222.63                    26.9918678
          Class C  Note  Amount                                                      655,902.39                    26.9918678
          Certificates  Amount                                                       342,291.75                    19.8085502

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                           0.00                     0.0000000
          Class A-2 Note  Amount                                                           0.00                     0.0000000
          Class A-3 Note  Amount                                                           0.00                     0.0000000
          Class A-4 Note  Amount                                                     451,575.45                     3.0511855
          Class A-5 Note  Amount                                                     790,625.00                     5.2083333
          Class A-P Note  Amount                                                     264,169.48                     2.1133559
          Class B  Note  Amount                                                      140,680.88                     2.2112682
          Class C  Note  Amount                                                       56,719.03                     2.3341164
          Certificates  Amount                                                        66,502.28                     3.8485115

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period) 317,009,068.10

(iv)    Class A-1 Notes Balance (end of Collection Period)                                 0.00
        Class A-1 Pool Factor (end of Collection Period)                                                            0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                 0.00
        Class A-2 Pool Factor (end of Collection Period)                                                            0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                 0.00
        Class A-3 Pool Factor (end of Collection Period)                                                            0.0000000
        Class A-4 Notes Balance (end of Collection Period)                        72,737,700.94
        Class A-4 Pool Factor (end of Collection Period)                                                            0.4914710
        Class A-5 Notes Balance (end of Collection Period)                       151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                            1.0000000
        Class A-P Notes Balance (end of Collection Period)                        48,242,029.28
        Class A-P Pool Factor (end of Collection Period)                                                            0.3859362
        Class B Notes Balance (end of Collection Period)                          25,079,136.11
        Class B Pool Factor (end of Collection Period)                                                              0.3942021
        Class C Notes Balance (end of Collection Period)                           9,579,110.46
        Class C Pool Factor (end of Collection Period)                                                              0.3942021
        Certificates Balance (end of Collection Period)                            9,571,091.32
        Certificates Pool Factor (end of Collection Period)                                                         0.5538826

(v)  Basic Servicing Fee                                                             282,001.92                     0.2696093

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  November 1, 1999 to November 30, 1999
Distribution Date: December 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                      Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                        Class A/B/C Note Amount
                                                                                                    or Certificate Amount
                                                                                                ------------------------------
(vi)   Aggregate Realized Losses                                                   1,643,467.58
        Aggregate Net Losses                                                       1,249,926.65
        Cummulative Net Losses for all periods                                    31,413,497.00

(vii)   Reserve Account Balance after Giving Effect to Payments                   16,148,936.90
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments         16,200,000.00
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                        0.01
        Draws on Reserve Account                                                      51,063.09
        Deposits to Reserve Account                                                        0.00
        Class C Reserve Account Balance after Giving Effect to Payments            2,377,568.01
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to           2,377,568.01
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                          160,449.26
        Draws on Class C Reserve Account                                                   0.00
        Deposits to Class C Reserve Account                                                0.00

(viii)   Class A-1 Notes Interest Carryover Shortfall                                      0.00                     0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                      0.00                     0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                      0.00                     0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                      0.00                     0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                      0.00                     0.0000000
         Class A-P Notes Interest Carryover Shortfall                                      0.00                     0.0000000
         Class B Notes Interest Carryover Shortfall                                        0.00                     0.0000000
         Class C Notes Interest Carryover Shortfall                                        0.00                     0.0000000
         Certificates Interest Carryover Shortfall                                         0.00                     0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                     0.00                     0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                     0.00                     0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                     0.00                     0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                     0.00                     0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                     0.00                     0.0000000
         Class A-P Notes Principal Carryover Shortfall                                     0.00                     0.0000000
         Class B Notes Principal Carryover Shortfall                                       0.00                     0.0000000
         Class C Notes Principal Carryover Shortfall                                       0.00                     0.0000000
         Certificates Principal Carryover Shortfall                                        0.00                     0.0000000



(ix)  Additional Principal Distributable Amount                                           (0.00)

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                         0.00
       Seller or purchased by Servicer

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  November 1, 1999 to November 30, 1999
Distribution Date: December 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                      Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                        Class A/B/C Note Amount
                                                                                                    or Certificate Amount
                                                                                                -----------------------------
(xi)  Delinquent Contracts
                                                                         Number                           Balance
                                                               --------------------------------------------------------------
           30-59 Days                                                     1805                                 13,438,931.25
           60-89 Days                                                     673                                   4,854,859.27
           90 Days or More                                                392                                   2,914,243.38
        Financed Vehicles Repossessed but not yet charged off              57                                     457,622.91

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                 0.1152606
Weighted Average Remaining Term of Remaining Portfolio                              28.0914353

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                        0.0075742
     (ii)   Preceding Collection Period                                              0.0053753
     (iii)  Current Collection Period                                                0.0114425
     (iv) Three Month Average                                                        0.0081307

Ending Portfolio Balance                                                        317,009,068.10